Exhibit 99.2

Stealth Microwave, Inc.

Index to Unaudited Financial Statements

Three months ended March 31, 2005 and 2004

The following unaudited financial statements of Stealth Microwave, Inc. are included:

Unaudited Balance Sheets	F-2

Unaudited Statements of Income and Retained Earnings	F-3

Unaudited Statements of Cash Flows	F-4

Notes to Unaudited Financial Statements	F-5

Stealth Microwave, Inc.

Balance Sheets - Unaudited

	March 31,
	2005	2004
ASSETS
Current Assets
Cash	$828,318	$233,473
Accounts receivable, less allowance of $0 and $0	1,269,128	1,037,901
Other receivables	17,780	65
Inventory	1,173,704	1,120,564
Supplies on hand	757	757

Total Current Assets	3,289,687	2,392,760

Property and equipment, at cost, net of $785,714 and $680,992 accumulated depreciation	456,209	298,315
Deposits	3,727	3,708

Total Assets	$3,749,623	$2,694,783

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$159,640	$341,617
Accrued payroll and taxes	35,675	22,375
Income taxes payable	229,343	161,996
Loan from shareholders - current portion	356,312	40,155
Customer deposits	—	3,960
Sales taxes payable	1,351	1,761

Total Current Liabilities	782,321	571,864

Long-term Liabilities
Deferred tax liability	150,143	84,117
Loans from shareholders, net of current portion	—	128,763

Total Long-term Liabilities	150,143	212,880

Total Liabilities	932,464	784,744

Commitments & Contingencies

Stockholders’ Equity
Common stock, no par value, 150,000 shares authorized, 132,934 and 132,771 issued and outstanding, respectively	132,934	132,771
Additional paid-in capital	184,561	183,526
Retained earnings	2,499,664	1,593,742

Total Stockholders’ Equity	2,817,159	1,910,039

Total Liabilities and Stockholders’ Equity	$3,749,623	$2,694,783

See notes to unaudited financial statements

Stealth Microwave, Inc.

Statements of Income and Retained Earnings - Unaudited

	Three Months Ended March 31,
	2005	2004
Sales, net	$1,794,800	$1,582,132

Cost of Sales
Inventory, beginning of year	1,309,229	885,084
Purchases	562,480	633,962
Wages	148,936	109,304
Other direct costs	15,194	9,040
Subcontractors	5,367	26,482
Freight-in	9,316	11,142
Less: ending inventory	(1,173,704)	(1,120,564)

Total Cost of Sales	876,818	554,450

Gross Profit	917,982	1,027,682

Selling and Administrative Expenses	406,027	334,158
Depreciation and Amortization	25,000	16,000

Operating Income	486,955	677,524

Other Income (Expenses)
Interest income	1,430	455
Interest expense	(100)	—

Income Before Provision for Income Taxes	488,285	677,979

Provision for Income Taxes	42,343	206,000

Net Income	445,942	471,979

Retained Earnings - Beginning of Period	2,053,722	1,131,088
Dividends paid	—	(10,824)
Retirement of treasury stock	—	1,499

Retained Earnings - Ending of Period	$2,499,664	$1,593,742

See notes to unaudited financial statements

Stealth Microwave, Inc.

Statements of Cash Flows - Unaudited

	Three Months Ended March 31,
	2005	2004
Cash Flows From Operating Activities
Net income	$445,942	$471,979

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and amortization	25,000	16,000
Changes in Operating Assets and Liabilities
Accounts receivable	(193,860)	(467,631)
Inventory	135,525	(235,480)
Other receivables	(620)	440
Accounts payable and accrued expenses	(104,105)	205,027
Accrued payroll and taxes	14,332	(19,744)
Income taxes payable	42,343	61,189
Sales taxes payable	536	1,610

Cash Provided by Operating Activities	365,093	33,390

Cash Flows From Investing Activities:
Purchase of equipment	(9,005)	(61,296)

Cash Flows Used in Investing Activities	(9,005)	(61,296)

Cash Flows From Financing Activities:
Repayment of shareholder loans	(14,334)	(3,982)
Retirement of treasury stock	—	1,499
Distributions to shareholders	—	(10,824)

Cash Flows Used in Financial Activities	(14,334)	(13,307)

Net Increase (Decrease) in Cash and Cash Equivalents	341,754	(41,213)

Cash and Cash Equivalents at Beginning of Period	486,564	274,686

Cash and Cash Equivalents at End of Period	$828,318	$233,473

See notes to unaudited financial statements

Stealth Microwave, Inc.

Notes to Unaudited Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of Stealth Microwave, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are a representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements.

a)	Nature of Operations

Stealth Microwave, Inc. (the “Company”) is a manufacturer of electronic amplifiers which are sold to both end users, as well as other manufacturers who use them as components in their final product. The Company sells its product globally.

b)	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

c)	Use of Estimates

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for long-term contracts, accountants receivable, depreciation, taxes and contingencies, among others.

d)	Property and Equipment

Property and equipment are carried at cost. Maintenance and repairs are expensed as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Depreciation of property and equipment is provided on the straight-line method over the respective useful lives of the assets. See Note 8.

e)	Allowance for Doubtful Accounts

The Company considers all accounts receivable to be fully collectible, and accordingly, no allowance for doubtful accounts is required.

f)	Inventory

Inventory is valued at lower of cost or market. Cost is determined using the first-in, first-out method (“FIFO”).

g)	Income Taxes

Federal and state income taxes have been accrued based upon statutory rates. When applicable, deferred tax assets or liabilities have also been made.

Stealth Microwave, Inc.

Notes to Unaudited Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)	Revenue Recognition

Revenue from products are recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements’ (“SAB 104”) when the following criteria are met: persuasive evidence of an arrangement exists, delivery of product has occurred, the price to the buyer is fixed or determinable, and collectibility is probable.

At this time, the Company does not offer a right to return any product other than for warranty obligations. The Company offers a one-year warranty policy. The Company has not set up a warranty reserve, due to warranty expense being insignificant.

i)	Shipping and Handling Costs

Shipping and handling costs are charged to operations when incurred and are included in cost of goods sold.

j)	Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $8,365 and $10,191 for the three months ending March 31, 2005 and 2004, respectively.

NOTE 2 INVENTORY

Inventories consist of the following:

	March 31,
	2005	2004
Raw materials	$868,541	$1,086,947
Work in process	305,163	33,617

Total	$1,173,704	$1,120,564

Stealth Microwave, Inc.

Notes to Unaudited Financial Statements

NOTE 3 LONG-TERM DEBT

Long term debt consists of the following:

	March 31,
	2005	2004
Loans from the three principal shareholders to the corporation made in December 2003. Payments commence on March 1, 2004 at $3,981.76 per month, inclusive of interest, with final payment due
February 2008. Interest accrues at 5% annually.	$—	$168,918
Loans from three principal shareholders to the corporation made in December 2004. Payments commence on January 1, 2005 at $16,195.50 per month, inclusive of interest, with final payment due
December, 2006. Interest accrues at 5% annually.
The loan was paid in full in June 2005.	356,312	168,918

	356,312	168,918
Less current portion	$356,312	$40,155

Long term debt, net of current maturities	$—	$128,763

NOTE 4 BANK LINE OF CREDIT

The Company had a $300,000 and $250,000 line of credit for the periods ended March 31, 2005 and 2004, respectively, under which the bank has agreed to make loans at the prime interest rate plus 1%. At March 31, 2005 and 2004 the Company had $300,000 and $250,000, respectively, of unused line of credit to be drawn upon as needed.

NOTE 5 CONCENTRATION OF BUSINESS AND CREDIT RISK

The Company maintains its cash accounts in various financial institutions; however, its average daily balances may exceed federally insured limits.

Stealth Microwave, Inc.

Notes to Unaudited Financial Statements

NOTE 5 CONCENTRATION OF BUSINESS AND CREDIT RISK (Continued)

Major Customers

Three customers accounted for approximately 71% and 75% of the Company’s sales for the three months ended March 31, 2005 and 2004, respectively. These three customers accounted for approximately 81% and 81% of the Company’s outstanding accounts receivable at March 31, 2005 and 2004, respectively.

Major Suppliers

Five suppliers accounted for approximately 47% and 70% of the Company’s inventory purchases for the three months ended March 31, 2005 and 2004, respectively. These five suppliers accounted for approximately 47% and 76% of the Company’s outstanding payables at March 31, 2005 and 2004, respectively.

Concentration of Geographic Locations

During the three months ended March 31, 2005 and 2004 a majority of the Company’s sales were to the following foreign countries.

	2005	2004
U.K.	47%	67%
China	17%	2%
Germany	10%	8%

NOTE 6 INCOME TAXES

The income tax provision is comprised of the following:

	March 31,
	2005	2004
Current
Federal	$55,895	$145,000
State	(13,552)	61,000

	$42,343	$206,000

Deferred taxes are recognized for temporary differences between the assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation methods for income tax purposes).

Stealth Microwave, Inc.

Notes to Unaudited Financial Statements

NOTE 7 PROPERTY AND EQUIPMENT, NET

Major classes of property and equipment at March 31, 2005 and 2004 are as follows:

	Useful Life	March 31,
		2005	2004
Computers and equipment	5-7 years	$1,153,942	$933,072
Furniture and fixtures	7 years	30,964	19,878
Leasehold improvements	15 years	1,300	1,300
Trucks	5 years	55,717	25,057

Property and equipment at cost		1,241,923	979,307
Less: accumulated depreciation		(785,714)	(680,992)

		$456,209	$298,315

For federal income purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system.

NOTE 8 OTHER RECEIVABLES

The Company has a policy, whereby employees can enter into short to mid-term loan agreements with the Company. The interest rate is determined at fair-market using the applicable Federal Rates, and repayments are made via payroll deductions. The amount of a loan to an employee is subject to a maximum amount, which is determined by the officers of the Company. At March 31, 2005 and 2004, the balances outstanding were $17,780 and $65, respectively.

NOTE 9 TRANSACTIONS WITH RELATED PARTY

The Company entered into a loan agreement with the three principle shareholders in December 2003. The Company borrowed $172,900 from the shareholders, and began repaying the loan in April 2004 at an annual rate of 5% over a four year period. In December 2004, additional amounts of $220,000 were borrowed from two of the shareholders. Both loans were combined, and the Company began repaying the consolidated notes in January 2005 at an annual rate of 5% over a two year period.

During the three months ended March 31, 2005 and 2004 the Company paid $3,637 and $8,109, respectively for consulting fees to two entities owned by two of the primary shareholders of the Company.

Stealth Microwave, Inc.

Notes to Unaudited Financial Statements

NOTE 10 EMPLOYEE STOCK PURCHASE PLAN

The Company offers an employee stock purchase plan, to full-time employees, who are in good standing with the Company (management and BOD approve) on their 1st anniversary date of hire. The employees are eligible to purchase up to 20% of their annual salary. The purchase price is 70% of the “stated value” determined by the BOD at their January meeting and determined by the assets of the Company, its backlog, profitability, and that next years forecast of business potential. Upon activation of the allowed share purchase the employee has 2 full years to pay for the shares and the shares will then be issued. If the shares are purchased over multiple years the price is fixed for 1 calendar year and will change in the subsequent year after the BOD meeting in January. An “average price” will be calculated. The employees must hold the stock for a minimum of 3 years. The stock can only be sold to the Company or a current shareholder that has been approved to acquire the shares by the BOD. If the employee separates from the Company, the employee must sell the shares back to the Company at the current stated value, if the shares have been held for the minimum period of 3 years, if not, the employee will received their original investment back plus dividends for that current year payable after the annual meeting.

NOTE 11 RETIREMENT PLAN

The Company maintains a SIMPLE retirement plan under the guidelines provided by the Internal Revenue Service. Under those guidelines, employees may elect to contribute an amount of their eligible compensation to the plan, subject to the annual limits provided by the Internal Revenue Code, and the Company will make a matching contribution of 50% of the first 6% of employee’s salary. For the three months ended March 31, 2005 and 2004, these matching contributions were $13,015 and $2,117 respectively.

NOTE 12 LEASE COMMITMENTS

The Company had entered into various lease agreements to rent vehicles, which expired during 2003. During November 2003, the Company entered into a replacement lease for $415 per month, expiring October 2006. Vehicle lease expense related to these leases were $1,245 and $1,245 for the three months ended March 31, 2005 and 2004, respectively.

In addition the Company leases its facility under an operating lease agreement. Rent expense related to this lease was $20,580 and $17,192 for the three months ended March 31, 2005 and 2004, respectively.

NOTE 13 SUBSEQUENT EVENT

On June 10, 2005 the Company was acquired by Micronetics, Inc., a publicly held company located in New Hampshire.